News Release	The Procter & Gamble Company One P&G Plaza Cincinnati, OH 45202

FOR IMMEDIATE RELEASE

P&G DELIVERS BROAD-BASED VOLUME AND MARKET SHARE GROWTH Q2 EPS of $1.11; Core EPS of $1.13, Ahead of Guidance Range

CINCINNATI, Jan. 27, 2011 - The Procter & Gamble Company (NYSE:PG) announced second quarter diluted net earnings from continuing operations of $1.11 per share, an increase of 10 percent.  Core EPS was up three percent to $1.13 per share, $0.02 per share above the top end of the Company’s guidance range.  Net sales increased two percent to $21.3 billion driven by six percent volume growth which was partially offset by unfavorable foreign exchange and mix impacts.  Organic sales grew three percent.

The Company continued to deliver broad-based volume and market share growth.  Volume was up six percent behind growth in all major geographic regions, 16 of 17 top countries, five of six business segments and 19 of 23 billion-dollar brands.  Market share was up in all geographic regions and the majority of key countries and brands.  Businesses representing about 60 percent of net sales maintained or grew market share.

“We are expanding market shares by touching and improving the lives of more consumers in more parts of the world, more completely through our innovation and expansion plans,” said Chairman of the Board, President and Chief Executive Officer Bob McDonald.  “This is driving strong volume and sales growth ahead of market levels.  Core EPS is ahead of year-ago levels, and we are on track to deliver seven to nine percent growth for the year.”

Executive Summary
·	Net sales increased two percent and organic sales grew three percent for the quarter.
·	Diluted net earnings per share from continuing operations increased 10 percent to $1.11.
·
Core EPS was $1.13, an increase of three percent.  These results were driven by benefits from organic sales growth, cost savings, a decline in the effective tax rate and a reduction in shares outstanding.  These benefits were partially offset by negative impacts from higher input costs and higher marketing and portfolio expansion investments.

·	Market share was up in all geographic regions and in-line or higher in 12 of the top 17 countries and for 16 of 23 billion-dollar brands.

October - December Quarter Discussion

Net sales increased two percent to $21.3 billion on six percent unit volume growth.  Organic sales, which exclude the impact of acquisitions, divestitures and foreign exchange, were up three percent.  Volume growth was broad based, with growth in all major geographic regions, 16 of 17 top countries, five of six business segments and 19 of 23 billion-dollar brands.  Volume increased double digits in developing regions and low single digits in developed regions.  The combination of pricing and mix reduced net sales by two percentage points.  Pricing was in line with the base period. Product and geographic mix reduced net sales growth by two percentage points.  Unfavorable foreign exchange decreased net sales by two percentage points.

Market share continued to grow behind the Company’s innovation and expansion plans.  Share was up in all geographic regions and in line or higher in 12 of 17 top countries and 16 of 23 billion-dollar brands.  Global market share is now up versus the prior three, six and 12 month periods.

Operating margin contracted 210 basis points primarily driven by lower gross margin.  Gross margin declined 190 basis points primarily due to higher commodity costs and unfavorable product mix which more than offset manufacturing cost savings and volume scale leverage.  Selling, general and administrative expenses (SG&A) as a percentage of net sales increased 20 basis points behind investments to support the Company’s innovation and expansion plans.

Diluted net earnings per share from continuing operations were $1.11, an increase of 10 percent mainly due to a lower effective tax rate driven by favorable tax adjustments and a reduction in shares outstanding.  Core EPS, which is diluted net earnings per share from continuing operations excluding charges for pending European legal matters and the benefit of a significant adjustment to an income tax reserve, was $1.13, an increase of three percent.  Diluted net earnings per share decreased 26 percent to $1.11 primarily due to the gain on the divestiture of the global pharmaceuticals business in the prior year period.

Operating cash flow was $2.9 billion for the quarter, while free cash flow, which is operating cash flow less capital spending, was $2.1 billion.  The Company repurchased $0.5 billion of shares during the quarter and returned another $1.4 billion of cash to shareholders as dividends.

Business Segment Discussion

Beauty GBU
·
Net sales increased one percent to $5.3 billion in the Beauty segment, and organic sales grew three percent.  Volume grew five percent, while organic volume, which excludes the net impact of acquisitions and divestitures, increased six percent.  Volume growth was driven entirely by double-digit growth in developing regions.  Lower pricing and unfavorable foreign exchange each reduced net sales by one percent.  Mix reduced net sales by two percent due to disproportionate growth in developing regions and Retail Hair Care, both of which have lower than segment average selling prices.  Volume in Retail Hair Care grew high single digits behind double-digit growth in developing regions primarily due to initiative activity, value adjustments and distribution expansions in Asia and Latin America.  Volume in Female Beauty was up mid-single digits mainly due to skin care initiatives and market growth in Asia and the continued success of female blades and razors initiatives in North America and Western Europe.  Volume in Salon Professional declined double digits due to the exit of non-strategic businesses and lower shipments in developed markets.  Volume in Prestige Products was down low single digits due to the divestiture of minor brands, while organic volume was up low single digits behind market growth in Asia and the continued success of new fragrances launched in the prior quarter.  Net earnings increased two percent to $896 million driven by higher net sales and a lower effective tax rate, partially offset by lower operating margin.  Operating margin contracted mainly due to increased marketing spending and higher commodity costs, mostly offset by lower foreign currency exchange costs and reduced overhead spending.

·
Grooming net sales increased three percent to $2.2 billion on a five percent increase in unit volume.  Organic sales were up six percent.  Price increases, taken primarily across blades and razors, added one percent to net sales growth.  Unfavorable foreign exchange reduced net sales growth by three percent.  Volume growth was led by high single-digit growth in developing regions, while developed regions delivered low single-digit growth.  Volume in Male Grooming increased mid-single digits primarily due to growth of blades and razors in developing regions and deodorants in North America.  Net earnings increased 11 percent to $482 million driven primarily by net sales growth and a lower effective tax rate.  Operating margin increased slightly as lower foreign currency exchange costs, manufacturing cost savings and positive product mix were mostly offset by higher marketing spending.

Health & Well-Being GBU
·
Health Care net sales increased two percent to $3.1 billion on unit volume growth of five percent.  Organic sales grew five percent.  Unfavorable foreign exchange reduced net sales by three percent.  Volume was up high single digits in developing regions and mid-single digits in developed regions.  Volume growth was led by Oral Care which was up high single digits due primarily to the continued success and incremental merchandising support behind Crest 3D White in North America, Oral-B toothpaste expansions in Brazil, Belgium and Holland and the Pro-Health innovation in multiple markets around the world.  Personal Health Care volume was up low single digits mainly due higher shipments of Vicks in Latin America and Asia.  Feminine Care volume grew mid-single digits due to the expansion of Naturella into China and Brazil and Always initiatives in China and India.  Net earnings declined one percent to $531 million due to increased marketing spending and higher commodity costs, partially offset by higher net sales and lower foreign currency exchange costs.

·
Net sales in the Snacks and Pet Care segment decreased four percent to $798 million.  Organic sales were down eight percent.  Volume declined two percent, while organic volume, which excludes the impact of the Natura acquisition, decreased six percent.  Mix lowered net sales by one percent primarily due to the disproportionate growth of Snacks and developing regions, both of which have lower than segment average selling prices.  Unfavorable foreign exchange reduced net sales by one percent.  Snacks volume increased mid-single digits mainly due to double-digit growth in developing regions behind increased distribution and incremental merchandising activity.  Pet Care volume was down double digits due mainly to the impacts of voluntary pet food recalls and associated supply constraints, partially offset by the impact of the Natura acquisition in June 2010.  Net earnings decreased 32 percent to $67 million primarily due to lower net sales and reduced operating margin driven by incremental costs resulting from the pet food recalls announced in prior periods.

Household Care GBU
·
Fabric Care and Home Care net sales were in line with the prior year period at $6.3 billion.  Organic sales increased two percent.  Volume grew seven percent, with all regions contributing to growth.  Organic volume, which excludes the impact of the Ambi Pur acquisition, was up five percent.  Pricing reduced net sales by one percent.  Mix lowered net sales by three percent primarily due to disproportionate growth of mid-tier product lines, which have lower than segment average selling prices.  Unfavorable foreign exchange reduced net sales by three percent.  Volume increased double digits in developing regions and mid-single digits in developed regions.  Fabric Care volume was up mid-single digits mainly due to share growth behind initiative activity and market growth in developing regions.  Home Care volume increased double digits driven mainly by initiative activity, increased marketing spending and the Ambi Pur acquisition.  Batteries volume grew high single digits primarily due to market share gains behind incremental holiday merchandising in North America, initiative activity in Western Europe and market growth and distribution expansion in Asia.  Net earnings declined 21 percent to $758 million mainly due to operating margin contraction.  Operating margin declined primarily due to unfavorable product mix, higher commodity costs and increased marketing spending, partially offset by manufacturing cost savings.

·
Baby Care and Family Care net sales increased three percent to $3.9 billion on eight percent volume growth.  Organic sales were up six percent.  Mix reduced net sales by two percent driven mainly by disproportionate growth of mid-tier product lines, larger package sizes and developing regions, all of which have lower than segment average selling prices.  Unfavorable foreign exchange reduced net sales by three percent.  Volume in developing regions was up double digits, and volume in developed regions increased mid-single digits.  Volume in Baby Care grew high single digits mainly due to initiative activity, distribution expansion and market growth in developing regions.  Volume in Family Care was up high single digits behind the continued success of prior-period initiative launches, strong growth of Charmin Basic in North America and improved consumer value versus competition in Latin America.  Net earnings declined 13 percent to $502 million as sales growth was more than offset by lower operating margin.  Operating margin decreased mainly due to higher commodity costs and increased marketing spending, partially offset by manufacturing cost savings and lower foreign currency exchange costs.

Fiscal Year 2011 Guidance

Net sales are expected to increase three to five percent in fiscal 2011.  The Company maintained its guidance for organic sales growth of four to six percent.  Unfavorable foreign exchange is expected to reduce net sales growth by approximately one to two percent.  The net impact of acquisitions and divestitures is expected to be a neutral to one percent addition to net sales.  Diluted net earnings per share from continuing operations are expected to be in the range of $3.89 to $3.99, up 10 to 13 percent.  The Company maintained its guidance for Core EPS of $3.91 to $4.01, an increase of seven to nine percent.

January - March 2011 Quarter Guidance

For the January - March quarter, net sales growth is estimated to be five to seven percent.  Organic sales are expected to grow four to six percent, reflecting solid volume growth and improving pricing trends.  Foreign exchange is expected to add about one percent to net sales growth.  Diluted net earnings per share from continuing operations and Core EPS are expected to be in the range of $0.95 to $1.00, an increase of seven to 12 percent on a core basis and up 14 to 20 percent on a continuing operations basis.  The Company expects strong operating profit growth for the quarter.

Forward-Looking Statements

All statements, other than statements of historical fact included in this release or presentation, are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are based on financial data, market assumptions and business plans available only as of the time the statements are made, which may become out of date or incomplete. We assume no obligation to update any forward-looking statement as a result of new information, future events or other factors. Forward-looking statements are inherently uncertain, and investors must recognize that events could differ significantly from our expectations. In addition to the risks and uncertainties noted in this release or presentation, there are certain factors that could cause actual results for any quarter or annual period to differ materially from those anticipated by some of the statements made. These include: (1) the ability to achieve business plans, including growing existing sales and volume profitably despite high levels of competitive activity and an increasing volatile economic environment, especially with respect to the product categories and geographical markets (including developing markets) in which the Company has chosen to focus; (2) the ability to successfully manage ongoing acquisition and divestiture activities to achieve the cost and growth synergies in accordance with the stated goals of these transactions without impacting the delivery of base business objectives; (3) the ability to successfully manage ongoing organizational changes designed to support our growth strategies, while successfully identifying, developing and retaining key employees, especially in key growth markets where the depth of skilled employees is limited; (4) the ability to manage and maintain key customer relationships; (5) the ability to maintain key manufacturing and supply sources (including sole supplier and plant manufacturing sources); (6) the ability to successfully manage regulatory, tax and legal requirements and matters (including product liability, patent, intellectual property, and tax policy), and to resolve pending matters within current estimates; (7) the ability to resolve the pending competition law inquiries in Europe within current estimates; (8) the ability to successfully implement, achieve and sustain cost improvement plans in manufacturing and overhead areas, including the Company's outsourcing projects; (9) the ability to successfully manage currency (including currency issues in certain countries, such as Venezuela, China and India), debt, interest rate and commodity cost exposures and significant credit or liquidity issues; (10) the ability to manage continued global political and/or economic uncertainty and disruptions, especially in the Company's significant geographical markets, as well as any political and/or economic uncertainty and disruptions due to a global or regional credit crisis or terrorist and other hostile activities; (11) the ability to successfully manage competitive factors, including prices, promotional incentives and trade terms for products; (12) the ability to obtain patents and respond to technological advances attained by competitors and patents granted to competitors; (13) the ability to successfully manage increases in the prices of raw materials used to make the Company's products; (14) the ability to stay close to consumers in an era of increased media fragmentation; (15) the ability to stay on the leading edge of innovation and maintain a positive reputation on our brands; and (16) the ability to rely on and maintain key information technology systems, including the transition of our ordering, shipping and billing systems in North America and Western Europe to a new system.  For additional information concerning factors that could cause actual results to materially differ from those projected herein, please refer to our most recent 10-K, 10-Q and 8-K reports.

About Procter & Gamble
Four billion times a day, P&G brands touch the lives of people around the world. The company has one of the strongest portfolios of trusted, quality, leadership brands, including Pampers®, Tide®, Ariel®, Always®, Whisper®, Pantene®, Mach3®, Bounty®, Dawn®, Gain®, Pringles®, Charmin®, Downy®, Lenor®, Iams®, Crest®, Oral-B®, Duracell®, Olay®, Head & Shoulders®, Wella®, Gillette®, Braun® and Fusion®. The P&G community includes approximately 127,000 employees working in about 80 countries worldwide. Please visit http://www.pg.com for the latest news and in-depth information about P&G and its brands.

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P&G Media Contacts:
Paul Fox, 513.983.3465
Jennifer Chelune, 513.983.2570

P&G Investor Relations Contact:
John Chevalier, 513.983.9974

The Procter & Gamble Company

Exhibit 1: Non-GAAP Measures

In accordance with the SEC’s Regulation G, the following provides definitions of the non-GAAP measures used in the earnings release and the reconciliation to the most closely related GAAP measure.

Organic Sales Growth: Organic sales growth is a non-GAAP measure of sales growth excluding the impacts of acquisitions, divestitures and foreign exchange from year-over-year comparisons.  We believe this provides investors with a more complete understanding of underlying sales trends by providing sales growth on a consistent basis.

The reconciliation of reported sales growth to organic sales is as follows:
Oct - Dec	Net Sales Growth	Foreign Exchange Impact	Acquisition/ Divestiture Impact*	Organic Sales Growth
Beauty	1%	1%	1%	3%
Grooming	3%	3%	0%	6%
Health Care	2%	3%	0%	5%
Snacks and Pet Care	-4%	1%	-5%	-8%
Fabric Care and Home Care	0%	3%	-1%	2%
Baby Care and Family Care	3%	3%	0%	6%
Total P&G	2%	2%	-1%	3%

*Acquisition/Divestiture Impact includes rounding impacts necessary to reconcile net sales to organic sales.

           Core EPS:  This is a measure of the Company’s diluted net earnings per share from continuing operations excluding charges for pending European legal matters, a charge related to a tax provision for retiree healthcare subsidy payments in the U.S. healthcare reform legislation and the benefit of a significant adjustment to an income tax reserve.  We do not view these items to be part of our sustainable results.  We believe the Core EPS measure provides an important perspective of underlying business trends and results and provides a more comparable measure of year-on-year earnings per share growth.  Core EPS is also one of the measures used to evaluate senior management and is a factor in determining their at-risk compensation.  The table below provides a reconciliation of diluted net earnings per share from continuing operations to Core EPS:

	OND 10	OND 09
Diluted Net Earnings Per Share - Continuing Operations	$1.11	$1.01
Significant Adjustment to Income Tax Reserve	($0.08)	-
Charges for Pending European Legal Matters	$0.10	$0.09
Core EPS	$1.13	$1.10
Core EPS Growth	3%
	JFM 11 (Est.)	JFM 10
Diluted Net Earnings Per Share - Continuing Operations	$0.95 to $1.00	$0.83
Charges for Pending European Legal Matters	-	$0.00
Charge for Taxation of Retiree Healthcare Subsidy	-	$0.05
Rounding Impacts	-	$0.01
Core EPS	$0.95 to $1.00	$0.89
Core EPS Growth	7% to 12%

	FY 2011 (Est.)	FY 2010
Diluted Net Earnings Per Share - Continuing Operations	$3.89 to $3.99	$3.53
Significant Adjustment to Income Tax Reserve	($0.08)	-
Charges for Pending European Legal Matters	$0.10	$0.09
Charge for Taxation of Retiree Healthcare Subsidy	-	$0.05
Core EPS	$3.91 to $4.01	$3.67
Core EPS Growth	7% to 9%

Note – All reconciling items are presented net of tax.  Tax effects are calculated consistent with the nature of the underlying transaction.  The charge for taxation of retiree healthcare subsidy and significant adjustment to an income tax reserve are tax expense.  There are no tax impacts on EPS due to the charges for pending European legal matters.

Free Cash Flow:  Free cash flow is defined as operating cash flow less capital spending.  We view free cash flow as an important measure because it is one factor in determining the amount of cash available for dividends and discretionary investment.  Free cash flow is also one of the measures used to evaluate senior management and is a factor in determining their at-risk compensation.  The reconciliation of free cash flow is provided below (amounts in millions):
	Operating Cash Flow	Capital Spending	Free Cash Flow
Oct-Dec ‘10	$2,877	($737)	$2,140

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES
(Amounts in Millions Except Per Share Amounts)
Consolidated Earnings Information

	Three Months Ended December 31,			Six Months Ended December 31,

	2010	2009	% CHG	2010	2009	% CHG
NET SALES	$21,347	$ 21,027	2%	$41,469	$ 40,834	2%
COST OF PRODUCTS SOLD	10,287	9,736	6%	19,976	19,134	4%
GROSS MARGIN	11,060	11,291	(2)%	21,493	21,700	(1)%
SELLING, GENERAL & ADMINISTRATIVE EXPENSE	6,800	6,636	2%	12,732	12,597	1%
OPERATING INCOME	4,260	4,655	(8)%	8,761	9,103	(4)%
TOTAL INTEREST EXPENSE	209	224		417	511
OTHER NON-OPERATING INCOME/(EXPENSE), NET	10	53		(1)	76
EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	4,061	4,484	(9)%	8,343	8,668	(4)%
INCOME TAXES	728	1,335		1,929	2,492
NET EARNINGS FROM CONTINUING OPERATIONS	3,333	3,149	6%	6,414	6,176	4%
NET EARNINGS FROM DISCONTINUED OPERATIONS	-	1,510		-	1,790
NET EARNINGS	3,333	4,659	(28)%	6,414	7,966	(19)%

EFFECTIVE TAX RATE FROM CONTINUING OPERATIONS	17.9%	29.8%		23.1%	28.7%

PER COMMON SHARE:
BASIC NET EARNINGS - CONTINUING OPERATIONS	$1.17	$ 1.06		$2.24	$ 2.08
BASIC NET EARNINGS - DISCONTINUED OPERATIONS	$-	$ 0.52		-	$ 0.61
BASIC NET EARNINGS	$1.17	$ 1.58		$2.24	$ 2.69

DILUTED NET EARNINGS - CONTINUING OPERATIONS	$1.11	$ 1.01	10%	$2.13	$ 1.98	8%
DILUTED NET EARNINGS - DISCONTINUED OPERATIONS	$-	$ 0.48		$-	$ 0.58
DILUTED NET EARNINGS	$1.11	$ 1.49	(26)%	$2.13	$ 2.56	(17)%

DIVIDENDS	$0.4818	$ 0.4400	9.5%	$0.9636	$ 0.8800	9.5%
AVERAGE DILUTED SHARES OUTSTANDING	3,000.2	3,118.5		3,013.0	3,114.5

COMPARISONS AS A % OF NET SALES			Basis Pt Chg			Basis Pt Chg
GROSS MARGIN	51.8%	53.7%	(190)	51.8%	53.1%	(130)
SELLING, GENERAL & ADMINISTRATIVE EXPENSE	31.8%	31.6%	20	30.7%	30.8%	(10)
OPERATING MARGIN	20.0%	22.1%	(210)	21.1%	22.3%	(120)
EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	19.0%	21.3%	(230)	20.1%	21.2%	(110)
NET EARNINGS FROM CONTINUING OPERATIONS	15.6%	15.0%	60	15.5%	15.1%	40

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES
(Amounts in Millions)
Consolidated Cash Flows Information

	Six Months Ended December 31,
	2010	2009

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	$2,879	$ 4,781

OPERATING ACTIVITIES
NET EARNINGS	6,414	7,966
DEPRECIATION AND AMORTIZATION	1,400	1,529
SHARE-BASED COMPENSATION EXPENSE	180	205
DEFERRED INCOME TAXES	142	(7)
GAIN ON SALE OF BUSINESSES	(3)	(2,637)
CHANGES IN:
ACCOUNTS RECEIVABLE	(931)	(826)
INVENTORIES	(779)	48
ACCOUNTS PAYABLE, ACCRUED AND OTHER LIABILITIES	(377)	1,313
OTHER OPERATING ASSETS & LIABILITIES	(650)	312
OTHER	(67)	(54)

TOTAL OPERATING ACTIVITIES	5,329	7,849

INVESTING ACTIVITIES
CAPITAL EXPENDITURES	(1,256)	(1,274)
PROCEEDS FROM ASSET SALES	22	3,039
ACQUISITIONS, NET OF CASH ACQUIRED	(435)	(70)
CHANGE IN INVESTMENTS	128	(49)

TOTAL INVESTING ACTIVITIES	(1,541)	1,646

FINANCING ACTIVITIES
DIVIDENDS TO SHAREHOLDERS	(2,834)	(2,672)
CHANGE IN SHORT-TERM DEBT	948	(2,902)
ADDITIONS TO LONG-TERM DEBT	1,536	1,495
REDUCTIONS OF LONG-TERM DEBT	(160)	(5,169)
TREASURY STOCK PURCHASES	(3,528)	(1,414)
IMPACT OF STOCK OPTIONS AND OTHER	510	318

TOTAL FINANCING ACTIVITIES	(3,528)	(10,344)

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	110	198

CHANGE IN CASH AND CASH EQUIVALENTS	370	(651)

CASH AND CASH EQUIVALENTS, END OF PERIOD	$3,249	$ 4,130

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES
(Amounts in Millions)
Consolidated Balance Sheet Information

	December 31, 2010	June 30, 2010

CASH AND CASH EQUIVALENTS	$3,249	$ 2,879
ACCOUNTS RECEIVABLE	6,551	5,335
TOTAL INVENTORIES	7,423	6,384
OTHER	4,607	4,184
TOTAL CURRENT ASSETS	21,830	18,782

NET PROPERTY, PLANT AND EQUIPMENT	19,952	19,244
NET GOODWILL AND OTHER INTANGIBLE ASSETS	88,011	85,648
OTHER NON-CURRENT ASSETS	4,480	4,498

TOTAL ASSETS	$134,273	$ 128,172

ACCOUNTS PAYABLE	$6,267	$ 7,251
ACCRUED AND OTHER LIABILITIES	9,816	8,559
DEBT DUE WITHIN ONE YEAR	11,158	8,472
TOTAL CURRENT LIABILITIES	27,241	24,282

LONG-TERM DEBT	21,317	21,360
OTHER	21,002	21,091
TOTAL LIABILITIES	69,560	66,733

TOTAL SHAREHOLDERS' EQUITY	64,713	61,439

TOTAL LIABILITIES & SHAREHOLDERS' EQUITY	$134,273	$ 128,172

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES
(Amounts in Millions)
Consolidated Earnings Information

	Three Months Ended December 31, 2010
		% Change	Earnings From	% Change	Net Earnings	% Change
		Versus	Continuing Operations	Versus	From Continuing	Versus
	Net Sales	Year Ago	Before Income Taxes	Year Ago	Operations	Year Ago
Beauty and Grooming GBU
Beauty	$ 5,290	1%	$ 1,141	0%	$ 896	2%
Grooming	2,164	3%	635	4%	482	11%
Health and Well-Being GBU
Health Care	3,138	2%	779	-1%	531	-1%
Snacks and Pet Care	798	-4%	93	-35%	67	-32%
Household Care GBU
Fabric Care and Home Care	6,308	0%	1,165	-19%	758	-21%
Baby Care and Family Care	3,930	3%	802	-13%	502	-13%
Corporate	(281)	N/A	(554)	N/A	97	N/A
Total Company	21,347	2%	4,061	-9%	3,333	6%

	Six Months Ended December 31, 2010
		% Change	Earnings From	% Change	Net Earnings	% Change
		Versus	Continuing Operations	Versus	From Continuing	Versus
	Net Sales	Year Ago	Before Income Taxes	Year Ago	Operations	Year Ago
Beauty and Grooming GBU
Beauty	$ 10,219	1%	$ 2,222	3%	$ 1,725	4%
Grooming	4,062	3%	1,159	5%	880	12%
Health and Well-Being GBU
Health Care	6,122	1%	1,520	-6%	1,026	-5%
Snacks and Pet Care	1,507	-5%	170	-34%	121	-30%
Household Care GBU
Fabric Care and Home Care	12,605	1%	2,582	-12%	1,695	-14%
Baby Care and Family Care	7,582	2%	1,551	-14%	972	-14%
Corporate	(628)	N/A	(861)	N/A	(5)	N/A
Total Company	41,469	2%	8,343	-4%	6,414	4%

	Three Months Ended December 31, 2010
	(Percent Change vs. Year Ago) *
	Volume	Volume
	With	Without
	Acquisitions/	Acquisitions/				Net Sales
	Divestitures	Divestitures	Foreign Exchange	Price	Mix/Other	Growth
Beauty and Grooming GBU
Beauty	5%	6%	-1%	-1%	-2%	1%
Grooming	5%	5%	-3%	1%	0%	3%
Health and Well-Being GBU
Health Care	5%	5%	-3%	0%	0%	2%
Snacks and Pet Care	-2%	-6%	-1%	0%	-1%	-4%
Household Care GBU
Fabric Care and Home Care	7%	5%	-3%	-1%	-3%	0%
Baby Care and Family Care	8%	8%	-3%	0%	-2%	3%
Total Company	6%	6%	-2%	0%	-2%	2%

	Six Months Ended December 31, 2010
	(Percent Change vs. Year Ago) *
	Volume	Volume
	With	Without
	Acquisitions/	Acquisitions/				Net Sales
	Divestitures	Divestitures	Foreign Exchange	Price	Mix/Other	Growth
Beauty and Grooming GBU
Beauty	5%	5%	-2%	0%	-2%	1%
Grooming	5%	5%	-3%	1%	0%	3%
Health and Well-Being GBU
Health Care	5%	5%	-3%	-1%	0%	1%
Snacks and Pet Care	-1%	-5%	-1%	-1%	-2%	-5%
Household Care GBU
Fabric Care and Home Care	8%	7%	-3%	-1%	-3%	1%
Baby Care and Family Care	9%	9%	-3%	-1%	-3%	2%
Total Company	7%	6%	-2%	-1%	-2%	2%

* These sales percentage changes are approximations based on quantitative formulas that are consistently applied.